Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-142142) of Carbiz, Inc. and Subsidiaries of our report dated April 30, 2008, relating to the consolidated financial statements, which appear in this Form 10-KSB.

/s/ AIDMAN, PISER & COMPANY, P.A.

Tampa, Florida
April 30, 2008